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                                                                   EXHIBIT 10.4




                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
                                  (Term Loan)


         THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "First Amendment"), dated as of June 28, 1995, is made by and between

         RIDGEVIEW, INC., a corporation organized and existing under the laws of the State of North Carolina (the "Borrower"); and

         NATIONSBANK OF GEORGIA, N.A., a national banking association organized and existing under the laws of the United States (the "Lender").


RECITALS:

         A. The Borrower and NationsBank, N.A. (Carolinas) ("NB-C") entered into that certain Loan and Security Agreement (Term Loan), dated January 10, 1995 (the "Loan Agreement").

         B. NB-C assigned all of its rights, title and interest in and to the Loan Agreement to the Lender.

         C. The Borrower and the Lender have agreed to modify and amend the Loan Agreement as set forth herein.

         NOW THEREFORE, the parties hereto agree as follows:

         1.      The Loan Agreement is hereby amended as follows:

                 (a) The introductory paragraph of the Loan Agreement is amended in its entirety so that such paragraph now reads as follows:

                          RIDGEVIEW, INC., a North Carolina corporation and
                 NATIONSBANK OF GEORGIA, N.A., a national banking association, agree as follows:

                 (b) Section 1.1 is amended by amending in their entirety the following definitions so that such definitions now read as follows:

                          "Applicable Margin" means 1/2% prior to the funding
                 of the Additional Term Loan, and 1% thereafter.

                          "Permitted Indebtedness for Money Borrowed" means
                 existing Indebtedness disclosed by Borrower to Lender.

                 (c) Section 1.1 is amended by adding the following definitions in the alphabetically appropriate places:




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                          "Subsidiary Guarantor" means Seneca Knitting Mills
                 Corporation.

                          "Subsidiary Guaranty" means the Subsidiary Guaranty
                 executed by the Subsidiary Guarantor in favor of the Lender guaranteeing the repayment of the Secured Obligations.

                          "Subsidiary Security Agreement" means the Security
                 Agreement by and between the Subsidiary Guarantor and the Lender.

                 (d) The first sentence of Section 5.1(b) is amended by adding the words "and the Subsidiary Guarantor" at the end of such sentence.

                 (e) Section 10.4 is amended in its entirety so that such Section now reads as follows:

                          Section 10.4 Investments. Acquire, after the Agreement Date, any Business Unit or Investment or, after such date, permit any Investment to be outstanding, other than Permitted Investments and the acquisition of the Subsidiary Guarantor.

                 (f) Section 11.1 is amended by adding the following subsection (q) thereto:

                          (q) Subsidiary Guaranty; Subsidiary Security Agreement. The occurrence of a default under the Subsidiary Guaranty or the occurrence of a Default or an Event of Default under the Subsidiary Security Agreement.

                 (g) Sections 12.1(b) and (c) are amended in their entirety so that such Sections now read as follows:

                          (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing.

                 If to the Borrower:       Ridgeview, Inc.
                                           Post Office Box 8
                                           Newton, NC  28658
                                           Attention: Walter Bost
                                           Facsimile No.: 704-464-2994




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                 With a copy to:         Isenhower, Wood & Cilley, P.A.
                                         Post Office Box 145
                                         Newton, NC  28658-0145
                                         Attention: David L. Isenhower
                                         Facsimile No.: 704-465-3707

                 If to the Lender:       NationsBank of Georgia, N.A.
                                         c/o NationsBank Business
                                          Credit
                                         600 Peachtree Street,
                                          13th Floor
                                         Atlanta, GA  30308
                                         Attention:  Scott Goldstein
                                         Facsimile No.: 404-607-6439

                          (c)     Lender's Office.  The Lender hereby
                 designates its office located at 600 Peachtree Street, 13th Floor, Atlanta, Georgia 30308 or any subsequent office which shall have been specified for such purpose by written notice to the Borrower, as the office to which payments due are to be made and at which Loans will be disbursed.

                 (h) Schedule 5.1(u) is deleted and replaced with Schedule 5.1(u-1) attached hereto.

         2. Except as hereby modified, all the terms and provisions of the Loan Agreement remain in full force and effect.

         3. The Borrower acknowledges the assignment of the Loan Agreement and the Loan Documents (as defined in the Loan Agreement) from NationsBank, N.A. (Carolinas) to NationsBank of Georgia, N.A. and agrees that all of its obligations under the Loan Agreement and the Loan Documents remain in full force and effect without setoff, defense or counterclaim of any nature.

         4. The Borrower will execute such additional documents as are reasonably requested by the Lender to reflect the terms and conditions of this First Amendment and will cause to be delivered such certificates, legal opinions and other documents as are reasonably required by the Lender. In addition, the Borrower will pay all costs and expenses in connection with the preparation, execution and delivery of the documents executed in connection with this transaction, including, without limitation, the reasonable fees and out-of-pocket expenses of special counsel to the Lender as well as any and all filing and recording fees and stamp and other taxes with respect thereto and to save the Lender harmless from any and all such costs, expenses and liabilities.

         5. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall




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be deemed an original, and it shall not be necessary in making proof of this
First Amendment to produce or account for more than one counterpart.

         6. This First Amendment and all other documents executed pursuant to the transactions contemplated herein shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of Georgia and shall be subject to the provisions of Section 12.5 and 12.6 of the Loan Agreement.




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         IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be executed by their fully authorized officers as of the day and year first above written.


                                  RIDGEVIEW, INC.
ATTEST:

By  /s/ Susan Gaither Jones       By  /s/ Hugh R. Gaither
  -------------------------         ------------------------------
Title  Assistant Secretary        Title   President
     ----------------------            ---------------------------

     (Corporate Seal)


                                  NATIONSBANK OF GEORGIA, N.A.

                                  By  /s/ Scott Goldstein
                                    ------------------------------

                                  Title  Vice President
                                       ---------------------------




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